EXHIBIT 99.1

BOOKING HOLDINGS INC. 1999 OMNIBUS PLAN
FORM OF PERFORMANCE SHARE UNIT AGREEMENT
THIS PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) is made by and between Booking Holdings Inc., a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and the Participant, as of the Grant Date in ____, which is provided on the web portal of the secure third-party vendor website (the “Web Portal”) used by the Company (to be referred to herein as the “Grant Summary”) for the administration of the Booking Holdings Inc. 1999 Omnibus Plan, as amended from time to time (the “Plan”). Pursuant to the terms of the Plan, the Compensation Committee of the Board (the “Committee”) has authorized this Agreement and approved the grant of Performance Share Units evidenced hereby.
Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

1.	Definitions
(a)    “Cause” shall mean (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (iii) the commission by the Participant of a felony; (iv) the willful and material violation by the Participant of any Company code of conduct; (v) the commission by the Participant of a crime against the Company which is materially injurious to the Company; (vi) a material breach by the Participant of any non-competition, non-solicitation, or other restrictive covenant that the Participant has entered into with the Company or a Subsidiary; or (vii) the willful and material breach by the Participant of any confidentiality agreement that the Participant has entered into with the Company or a Subsidiary. For purposes of this Section 1(a), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.
(b)    “Company” shall mean Booking Holdings Inc. and any of its Subsidiaries and Affiliates.
(a)    “Continuous Service” shall mean the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, which is not interrupted or terminated.
(b)     “Determination Date” shall mean _________.
(c)    “Disability” shall mean that (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than

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twelve (12) months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.
(d)    “Good Reason” shall mean (i) a material diminution in the Participant’s authority, duties, title, reporting structure or responsibilities, (ii) relocation of the Participant’s principle office to a location more than thirty-five (35) miles from its current location or more than thirty-five (35) miles further from the Participant’s residence at the time of relocation, or (iii) any material breach by the Company of an employment agreement, if any, that is in effect at any time between the Participant and the Company.
Before a termination by the Participant will constitute termination for Good Reason, the Participant must give the Company a Notice of Good Reason within ninety (90) calendar days following the occurrence of the event that constitutes Good Reason. Failure to provide such Notice of Good Reason within such 90-day period shall be conclusive proof that the Participant shall not have Good Reason to terminate employment by reason of such occurrence.
Good Reason shall exist only if (A) the Company fails to remedy the event or events constituting Good Reason within thirty (30) calendar days after receipt of the Notice of Good Reason from the Participant and (B) the Participant terminates his or her employment within sixty (60) days after the end of the period set forth in clause (A) above.
(e)    “Notice of Good Reason” means a written notice by the Participant to the Company which sets forth in reasonable detail the specific reason for a termination of employment for Good Reason and the facts and circumstances claimed to provide a basis for such termination and is provided to the Company in accordance with the terms set forth in Section 1(f) hereof.
(f)    “Performance Period” shall mean the period commencing on ___________ and ending on __________.
(g)     “Stock” shall mean shares of common stock, par value $0.008, of the Company.
(h)    “Target Amount” shall have the meaning given such term under Section 2.

2.	The Grant
Subject to the terms and conditions set forth herein, the Participant has been granted on the Grant Date in ____ the number of Performance Share Units as indicated on the Grant Summary for the corresponding Grant Date in ____ (the “Target Amount”).

3.	Vesting; Effect of Termination of Continuous Service; Change in Control
(a)    Vesting at the Determination Date. If the Participant remains in Continuous Service through and including the Determination Date and no Change in Control occurs prior to the Determination Date, then the Participant shall be entitled to receive a number of shares of Stock determined in accordance with Exhibit 1; provided that in no event shall such number of shares of

Stock exceed ____ times the Target Amount. All shares of Stock to be issued to the Participant under this Section 3(a), if any, shall be issued to the Participant as soon as practicable after the Determination Date but in no event later than [March 15, ____].
(b)    Termination for Cause. If, prior to the Determination Date, the Participant’s Continuous Service is (i) terminated by the Company for Cause or (ii) voluntarily terminated by the Participant other than on account of Good Reason, death or Disability, then the Participant shall receive no shares of Stock under this Agreement.
(c)    Termination Prior to a Change in Control Due to Death. If, prior to the Determination Date and prior to a Change in Control, the Participant’s Continuous Service is terminated on account of death, then the Performance Share Unit number of the Participant’s designated beneficiary shall be determined in accordance with Exhibit 1, and the Participant’s designated beneficiary shall at the time of such termination be vested in a number of shares of Stock determined by such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of termination; provided that in no event shall the number of shares of Stock earned pursuant to this Section 3(c) exceed ___ times the Target Amount. Subject to Section 3(h), the number of shares of Stock determined pursuant to the preceding sentence, if any, shall be issued to the Participant’s designated beneficiary as soon as practicable after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated (or, if the Participant’s Continuous Service is terminated [on or after January 1, ____, March 15, ____]).
(d)    Termination Prior to a Change in Control Without Cause, for Good Reason or Disability. If, prior to the Determination Date and prior to a Change in Control, the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant on account of Good Reason or Disability, then the Participant’s Performance Share Unit number shall be determined in accordance with Exhibit 1, and the Participant shall at the time of such termination be vested in a number of shares of Stock determined by the product of (i) such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of termination, multiplied by (ii) a fraction, the numerator of which is the number of days completed since the Grant Date in ____ as of the date of such termination, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date); provided that in no event shall the number of shares of Stock earned pursuant to this Section 3(d) exceed ____ times the Target Amount. Subject to Section 3(h), the number of shares of Stock determined pursuant to the preceding sentence, if any, shall be issued to the Participant as soon as practicable after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated (or, if the Participant’s Continuous Service is terminated [on or after January 1, ____, March 15, ____]).
(e)    Change in Control. If a Change in Control occurs prior to the Determination Date and the Participant remains in Continuous Service through and including the Determination Date, the Participant’s Performance Share Unit number shall be determined in accordance with Exhibit 1, and the Participant shall be vested on the Determination Date in the sum of (i) a number of shares of Stock determined by multiplying such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of the Change in Control, by a fraction, the numerator of which is the number of days completed since the Grant Date in ____ as of the date of such Change in Control, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date), and (ii) a number of shares of Stock equal to the product of the Target Amount, multiplied by a fraction, the numerator of which is the number of days that have been completed during the period commencing on the Change in Control and ending on the Determination Date, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date); provided that in no event shall the number of shares of Stock earned pursuant to this Section 3(e) exceed ___ times the Target Amount. The number of shares of Stock determined pursuant to the preceding sentence, if any, shall be issued to the Participant as soon as practicable after the Determination Date but in no event later than [March 15, ____].
(f)    Termination Coincident with or Following a Change in Control Due to Death. If a Change in Control occurs prior to the Determination Date, and the Participant’s Continuous Service is terminated on account of the Participant’s death prior to the Determination Date on or following such Change in Control, the Performance Share Unit number of the Participant’s designated beneficiary shall be determined in accordance with Exhibit 1, and the Participant’s designated beneficiary shall be vested at the time of such termination in the sum of (i) a number of shares of Stock determined by multiplying such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of the Change in Control, by a fraction, the numerator of which is the number of days completed since the Grant Date in ____ as of the effective date of such Change in Control, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date), and (ii) a number of shares of Stock equal to the product of the Target Amount, multiplied by a fraction, the numerator of which is the number of days that have been completed during the period commencing on the Change in Control and ending on the Determination Date, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date); provided that in no event shall the number of shares of Stock earned pursuant to this Section 3(f) exceed ____ times the Target Amount. Subject to Section 3(h), the number of shares of Stock determined pursuant to the preceding sentence, if any, shall be issued to the Participant’s designated beneficiary as soon as practicable after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated (or, if the Participant’s Continuous Service is terminated [on or after January 1, ____, March 15, ____]).
(g)    Termination Without Cause, For Good Reason or Disability Coincident with or Following a Change in Control. If a Change in Control occurs prior to the Determination Date, and the Participant’s Continuous Service is terminated prior to the Determination Date on or following such Change in Control by the Company other than for Cause or by the Participant on account of Good Reason or Disability, the Participant’s Performance Share Unit number shall be determined in accordance with Exhibit 1, and the Participant shall be vested at the time of such termination in the sum of (i) a number of shares of Stock determined by multiplying such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of the Change in Control, by a fraction, the numerator of which is the number of days completed since the Grant Date in ____ as of the effective date of such Change in Control, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date), and (ii) a number of shares of Stock equal to the product of the Target Amount, multiplied by a fraction, the numerator of which is the number of days that have been completed during the period commencing on the effective date of the Change in Control and ending on the date of such termination, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date); provided that in no event shall the number of shares of Stock earned pursuant to this Section 3(g) exceed ____ times the Target Amount. Subject to Section 3(h), the number of shares of Stock determined pursuant to the preceding sentence, if any, shall be issued to the Participant as soon as practicable after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated (or, if the Participant’s Continuous Service is terminated [on or after January 1, ____, March 15, ____]).
(h)    Specified Employee. Notwithstanding anything in this Agreement to the contrary, if (i) the Participant is a “specified employee” (within the meaning of Section 409A of the Code), (ii) the issuance of the shares of Stock pursuant to Sections 3(c) or 3(e) is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code) and (iii) such issuance is made by reason of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), then the Participant’s date of issuance of the shares of Stock shall be the date that is the first day of the seventh month after the date of the Participant’s separation from service.
(i)    Rounding Method. For purposes of calculations made under this Section 3, results shall be rounded to the nearest 100th using the common rounding method (i.e., increase the last digit by 1 if the next digit is 5 or more).
(j)    Adjustment Authority. [IF APPLICABLE TO THE RELEVANT PERFORMANCE GOALS, THE COMMITTEE WILL BE ENTITLED TO MAKE EQUITABLE ADJUSTMENTS TO ENSURE PERFORMANCE IS MEASURED CONSISTENT WITH THE PRINCIPLES UPON WHICH THE TARGETS WERE SET]
It is the intent of this Section 3(j) to provide the means for the Committee to maintain the integrity of the Performance Share Units evidenced hereunder over the Performance Period, and not to change or modify the award in a manner inconsistent with its original design and purposes.

4.	Nontransferability of Grant
Except as otherwise provided herein or in the Plan, no Performance Share Units shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process. No transfer of the Participant’s rights with respect to such Performance Share Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Performance Share Units, and all of the rights related thereto, shall be forfeited by the Participant.

5.	Distribution and Voting Rights
Performance Share Units shall have no distribution, dividend or voting rights, and the Participant will have no rights as a stockholder of the Company by virtue of any Performance Share Unit awarded to the Participant until shares of Stock, if any, are issued to the Participant as described in this Agreement.

6.	Stock; Adjustment Upon Certain Events
(a)    Stock to be issued under this Agreement, if any, shall be made available, at the discretion of the Board, either from authorized but unissued Stock or from Stock reacquired by the Company in the open market, in private transactions or otherwise.
(b)    The existence of this Agreement and the Performance Share Units granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.
(c)    Upon a Change in Control, the purchaser(s) of the Company’s assets or stock or the surviving entity in a merger or consolidation may, in his, her or its discretion, deliver to the Participant the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or the Board may cancel all outstanding Performance Share Units in exchange for consideration in cash or in kind which consideration in both cases shall be determined by the Board.
(d)    In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event that affects the Stock such that an adjustment is required in order to prevent dilution or enlargement of the rights of holders of Performance Share Units under the Plan, then the Committee shall make such equitable changes or adjustments to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with the Performance Share Units granted under the Plan, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Performance Share Units, (iii) performance targets, and (iv) any individual limitations applicable to the Performance Share Units granted under the Plan.

7.	Determinations
The Committee (by proper delegation or otherwise) shall determine the extent to which an award has been earned, if at all, in accordance with Section 3 of this Agreement on or prior to the Determination Date. Such determination and all other determinations, interpretations or other actions made or taken pursuant to the provisions of this Agreement by the Committee (or its delegate) in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

8.	Other Conditions
The transfer of any Stock under this Agreement, if any, shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

9.	Subject to Clawback Policy
Notwithstanding anything in this Agreement to the contrary, the Performance Share Units covered by this Agreement are subject to the terms and provisions of the Company’s clawback policies as may be in effect from time to time to the extent provided for under such policies and applicable to the Participant.

10.	Withholding Taxes
The Participant shall be liable for any and all taxes and contributions of any kind required by law to be withheld or made with respect to the delivery of any shares of Stock under this Agreement. Unless the Committee determines otherwise, the Participant’s employer shall withhold from the total number of shares of Stock the Participant is to receive on a determination date a number of shares that has a total value equal to the amount necessary to satisfy any and all such obligations.

11.	Distribution of Stock
Subject to Section 8, the Company shall cause the Participant to be the owner of any shares of Stock that the Participant becomes entitled to receive under this Agreement in accordance with the payment terms described in Section 3.

12.	Incorporation of the Plan
The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Performance Share Units and this Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

13.	Miscellaneous
(a)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. Subject to Sections 6(c) and 6(d), the Company shall assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and will require such successor to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.
(b)    Confidentiality. The Participant acknowledges that the Company intends for the information contained herein, in particular with respect to the Performance Goals and Exhibit 1 hereof, to remain confidential unless and until the Company publishes such information publicly. Notwithstanding any other provision hereof, the Participant’s entitlement to any award or payment hereunder is contingent upon the Participant maintaining the confidentiality of the information contained herein. The Participant agrees that he or she shall not disclose or cause the disclosure of such information and shall hold such information confidential.
(c)    Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement. Furthermore, [subject to Section 3(j),] no modification or waiver of any of the provisions of this Agreement that would reduce the Participant’s rights under this Agreement shall be effective unless memorialized in writing and consented to by the party against whom it is sought to be enforced (which consent may be by a failure to object to any such modification or waiver by a specified date).
(d)    Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Agreement shall be administered in a manner consistent with this intent. References to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(e)    Waiver. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(f)    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(g)    Fees and Compliance with Law. The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.
(h)    Notices. All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered (including via email, the Web Portal or any other electronic means), or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.
(i)    Complete Agreement. The Plan, this Agreement and the Grant Summary constitute the entire agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.
(j)    Governing Law. This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.
(k)    Authorization. The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.
(l)    Investigations. Notwithstanding anything in this Agreement or any other agreement with the Company or a Subsidiary, nothing shall limit the Participant’s rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity.
(m)    Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.

IN WITNESS WHEREOF, this Agreement has been executed by the Company as of the Grant Date in ____ as set forth on the Grant Summary.
BOOKING HOLDINGS INC.

[INSERT NAME AND TITLE]

Exhibit 1

[INSERT THE RELEVANT PERFORMANCE GOALS AND ANY SPECIFIC DEFINITIONS RELATED TO SUCH GOALS HERE] 1
[INSERT METHODOLOGY FOR DETERMINING THE NUMBER OF PERFORMANCE SHARE UNITS EARNED AT THE END OF THE PERFORMANCE PERIOD AND UPON EARLY TERMINATION EVENTS BASED ON THE ACHIEVEMENT OF THE APPLICABLE PERFORMANCE GOALS HERE.]

1 The Performance Goals shall be determined by the Committee in accordance with the Plan and may include quantitative and/or qualitative goals, including, without limitation, the following, any combination of the following, or any metrics based in part on any of the following: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings, (v) earnings before interest, taxes, depreciation and/or amortization, (vi) book value per share, (vii) sales or revenues, (viii) operating expenses, (ix) margins, (x) market share, (xi) gross bookings, (xi) hotel/accommodation room nights, (xii) price appreciation or other measurement of the change in value of a share of Stock, (xiii) organizational structure or restructuring goals, (xiv) establishment and/or implementation of company policies, (xv) regulatory or compliance goals, (xvi) human resource related goals or (xvii) strategic goals. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. As provided for in the Plan, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.